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                                                                    EXHIBIT 10.9

                                 PHASECOM, INC.
                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT

         THIS SERIES C PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of August 13, 1999, by and between PHASECOM, INC., a Delaware corporation (hereinafter the "Corporation"), and ADC TELECOMMUNICATIONS, INC., a Minnesota corporation (hereinafter the "Investor").

                                    RECITALS

         A. The Corporation desires to raise money by the sale of Series C Convertible Preferred Stock to the Investor.

         B. The Investor desires to purchase from the Corporation, and the Corporation desires to sell to the Investor, that number of shares of Series C Convertible Preferred Stock as set forth in Section 1.a. herein, on the terms and conditions hereinafter set forth.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this Agreement, the parties agree as follows:

1.       AUTHORIZATION AND SALE OF PREFERRED STOCK.

         a. AUTHORIZATION. The Corporation will authorize on or before the Closing (see, Section 2.1 (below)) the sale and issuance of its Series C Convertible Preferred Stock (hereinafter the "Series C Preferred Stock") constituting ten percent (10%) of the issued and outstanding equity of the Corporation (the "Purchased Shares"), taking into account as of Closing (as defined below)(i) the issued and outstanding Common Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, debt convertible into equity of the Corporation, options and warrants of the Corporation; and (ii) issuance of Series C Preferred Stock as contemplated by this Agreement, which Series C Preferred Stock shall have the rights, privileges and preferences as set forth in the Amended and Restated Certificate of Incorporation, attached hereto as Exhibit A (hereinafter, the "Certificate of Incorporation").

         b. SALE OF SERIES C PREFERRED STOCK. Subject to the terms and conditions hereof, the Corporation will issue and sell to the Investor, and the Investor will purchase from the Corporation the Purchased Shares, for an aggregate price of Four

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Million Nine Hundred Fifty Thousand Dollars ($4,950,000)(the "Purchase
Price").

2.       ISSUANCE AND PAYMENT.

         a. CLOSING. Subject to the terms and conditions hereof, the closing of the purchase and sale of the Purchased Shares (hereinafter the "Closing") shall be held (via facsimile transmittal and wire transfers or delivery of a cashier's check of a California domiciled bank) at the offices of the Corporation's counsel, Bay Venture Counsel, LLP, located at 1999 Harrison Street, Suite 1300, Oakland, California, on, or about, August 31, 1999, at 10:00 a.m., local time, or at such other time and place upon which the Corporation and the Investor shall agree (the date of the Closing is hereinafter referred to as the "Closing Date").

         b. DELIVERY. At Closing, the Corporation and Investor shall deliver to each other an executed copy of (i) this Agreement; and (ii) the Registration Rights Agreement, substantially in the form of Exhibit B attached hereto (the "Registration Rights Agreement"). At Closing, Investor shall deliver to the Corporation the Purchase Price by cashier's check payable to the Corporation, or by wire transfer pursuant to the Corporation's instructions. At Closing, the Corporation will deliver to the Investor a copy of a certificate representing the Purchased Shares, registered in the name of Investor, or its nominee (the "Certificate"), against payment of the Purchase Price therefor, and as within five (5) days after Closing, the Corporation shall deliver to Investor the original Certificate.

         c. CONDITIONS TO CLOSING. Notwithstanding anything to the contrary contained in this Agreement, the Corporation's obligation to consummate the transaction contemplated herein shall be contingent upon (i) the acceptance by Investor of the Disclosure Schedule as defined in Section 3 herein; and (ii) the Collaboration Agreement between the parties signed on an even date herewith (the "Collaboration Agreement") being in effect, with no material default by Investor thereunder, on the Closing Date. The Investor's obligation to consummate the transaction contemplated herein shall be contingent upon (i) the approval by Investor of the contents set forth in the Disclosure Schedule; (ii) the execution of the Voting Agreement in the form attached hereto as Exhibit E; and (iii) in the event that the Closing does not occur by August 31, 1999, receipt of a representation by the Corporation certified by an officer of the Corporation that since the August 31, 1999, there has been no material adverse effect or change in the prospects, properties, financial condition, operations, results of operations or business of the Corporation ("Material Adverse Effect").

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3.       CORPORATION'S WARRANTIES. The Corporation hereby represents and warrants effective as of the Closing, subject to such exceptions as are specifically disclosed in the disclosure schedules supplied by the Corporation to Investor and dated as of the Closing Date (collectively, the "Disclosure Schedule"), as follows:

         a. CORPORATE ORGANIZATION AND STANDING. The Corporation is a corporation duly organized, existing and in good standing under the laws of the State of Delaware. The Corporation has the requisite corporate power to carry on its business as presently conducted, and as proposed or contemplated to be conducted in the future, and to enter into and carry out the provisions of the Transaction Documents and the transactions contemplated thereby. The Corporation is presently qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would materially and adversely affect the Corporation's business. The Corporation has one (1) wholly-owned subsidiary: PhaseCom, Ltd. ("Subsidiary"). Subsidiary is an entity that is duly organized, existing and in good standing under the laws of Israel. Subsidiary has the requisite power to carry on its business as presently conducted, and as proposed or contemplated to be conducted in the future. Subsidiary is presently qualified to do business in each jurisdiction where the failure to be so qualified would materially and adversely affect its business.

         b.       CORPORATE CAPITALIZATION.

                  i. Immediately prior to, or simultaneously with, the Closing, the Corporation's authorized capital stock shall include only two (2) authorized classes of capital stock consisting of thirty-five million (35,000,000) shares of Preferred Stock, six million (6,000,000) shares of which have been designated as Series A Preferred Stock, and fifteen million (15,000,000) shares of which have been designated as Series B Preferred Stock, and one hundred million (100,000,000) shares of Common Stock. The Corporation's stockholders have approved an amendment to the Corporation's Amended and Restated Certificate of Incorporation to authorize the issuance of Series C Preferred Stock at least equal to the number of Purchased Shares, with the rights, designations, powers, preferences, rights, qualifications, limitations and restrictions as set forth in the Certificate of Incorporation. Except as set forth in Schedule 3.b.i. attached hereto, (i) no person owns of record or is known to the Corporation to own beneficially any share of Common Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Preferred Stock; (ii) no subscription, warrant, option, convertible security, or other

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right (contingent or otherwise) to purchase or otherwise acquire equity securities of the Corporation is authorized or outstanding; and (iii) there is no commitment by the Corporation to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as provided for in Schedule 3.b.i., the Corporation has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. All of the outstanding securities of the Corporation were issued in compliance with all applicable Federal and state securities laws. As of the Closing, each Share of Series A Convertible Preferred Stock is convertible into two (2) Shares of Common Stock, and each share of Series B Convertible Preferred Stock is convertible into one (1) share of Common Stock. As of the Closing, the Certificate of Incorporation attached hereto as Exhibit A will be in force and effect, without further modification or amendments, except for the necessary information noted therein in brackets.

                  ii. As of Closing, the Corporation does not have any declared and unpaid dividends (whether payable in cash, securities or other consideration).

                  iii. As of Closing, Investor shall receive that number of Series C Stock equal to ten percent (10%) of the issued and outstanding equity of the Corporation, taking into account as of Closing the issued and outstanding Common Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, debt convertible into equity of the Corporation, options and warrants of the Corporation and after giving effect to the recapitalization described in Section 4.i., below.

         c. AUTHORIZATION. All corporate action on the part of the Corporation, its directors and shareholders necessary for the authorization, execution, delivery and performance of the Transaction Documents by the Corporation, the authorization, sale, issuance and delivery of the Series C Preferred Stock and the performance of all of the Corporation's obligations thereunder has been taken or will be taken prior to the Closing, and none of such actions will violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation, or the Bylaws of the Corporation or any provision of any indenture, agreement or other instrument to which the Corporation or Subsidiary or any of their respective properties or assets is bound. The Transaction Documents, when executed and delivered by the Corporation, shall constitute the valid and binding obligations of the Corporation,

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enforceable in accordance with their respective terms, except as may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Purchased Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, will be fully paid and nonassessable, and will have the rights, preferences and privileges described in the Certificate of Incorporation. The issuance, sale and delivery of the Purchased Shares (and any shares of Common Stock issuable pursuant to the conversion of the Purchased Shares) is not subject to any preemptive right of stockholders of the Corporation or to any right of first refusal or other right in favor of any person, other that such rights which have been duly, validly and irrevocably waived in writing. As of the Closing, the corporation shall have authorized a sufficient number of shares of Common Stock available for issuance upon conversion of the Purchased Shares. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series C Preferred Stock, the Corporation shall request the shareholders to take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such a number of shares as shall be sufficient for such purpose. The Purchased Shares and such Common Stock will be free of any liens or encumbrances, assuming the Investor takes the Purchased Shares with no notice thereof, other than any liens or encumbrances created by or imposed upon the Purchased Shares hereunder; PROVIDED, HOWEVER, that the Purchased Shares (and the Common Stock issuable upon conversion thereof) may be subject to restrictions on transfer under state and/or federal securities laws.

         d. LITIGATION. There are no actions, proceedings or, to the Corporation's best knowledge, investigations pending, or any threat thereof, against or affecting the Corporation which, either individually or in the aggregate, might result in any Material Adverse Effect or change in the business, prospects, condition, affairs or operations of the Corporation or in any of its properties or assets, or in any material impairment of the right or ability of the Corporation to carry on its business as proposed to be conducted, and none which questions the validity of any Transaction Document or any action taken or to be taken in connection therewith, and there is no known basis for any of the foregoing. The Corporation is not in default with respect to any order, writ, injunction or decree known to or served upon the Corporation of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no

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action or suit by the Corporation pending or threatened against others that would have a material adverse effect ("Material Adverse Effect") upon the Corporation. To the best knowledge of the Corporation, the Corporation has complied in all material respects with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services.

         e. GOVERNMENTAL CONSENTS; LAWS. To the Corporation's knowledge, no consent, approval, order, authorization or registration, qualifications, designation, license, declarations or filings with any Federal or state governmental authority is required on the part of the Corporation in connection with the consummation of the transactions contemplated herein, except for security law filings. There is no existing law, rule, regulation or order, and the Corporation is not aware of any proposed law, rule, regulation or order, whether Federal or state, which would prohibit or materially restrict the Corporation from, or otherwise materially adversely affect the Corporation in, conducting its business or pursuing its business plan in any jurisdiction in which it is now conducting business or in which it currently proposes to conduct business.

         f. FINANCIAL STATEMENTS. Attached hereto as Exhibit D is a copy of the Corporation's audited Consolidated Financial Statements for the fiscal years ended December 31, 1997 and 1996, the preliminary and unaudited Eight Quarters Ended December 31, 1998 Consolidated Balance Sheet and the preliminary and unaudited Consolidated Income Statement for the quarter ended March 31 1999. (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present the financial position of the Corporation as of each such date and the results of operations for each such period then ended.

         g. PROPRIETARY INFORMATION OF THIRD PARTIES. To the best of the Corporation's knowledge, no third party has claimed or has reason to claim that any employee of the Corporation has (a) violated or may be violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Corporation in a manner such that the Corporation would reasonably expect that such a claim might be contemplated. To the best of the Corporation's knowledge, no employee of the Corporation has employed or

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proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the best of the Corporation's knowledge, no employee of the Corporation has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Corporation, and the Corporation does not believe there will be any such employment or violation. To the best of the Corporation's knowledge, none of the execution or delivery or performance of this Agreement, or the carrying on of the business of the Corporation as officers, employees or agents by any officer or director of the Corporation, or the conduct or proposed conduct of the business of the Corporation, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.

         h. TAXES. The Corporation has filed all tax returns, Federal, state, county and local, required to be filed by it, and the Corporation has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable, including without limitation all taxes which the Corporation is obligated to withhold from amounts owing to employees, consultants, creditors and third parties. All such taxes with respect to which the Corporation has become obligated pursuant to elections made by the Corporation in accordance with generally accepted practice have been paid and adequate reserves have been established for all taxes accrued but not yet payable. The Federal income tax returns of the Corporation have never been audited by the Internal Revenue Service or any state revenue or tax agency. No deficiency or assessment with respect to or proposed adjustment of the Corporation's Federal, state, county or local taxes is pending or, to the best of the Corporation's knowledge, threatened. There is no tax lien, whether imposed by any Federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Corporation. Neither the Corporation nor any of its stockholders has ever filed (a) an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Corporation be taxed as an S Corporation or (b) consent pursuant to
Section 341(f) of the Code, relating to collapsible corporations.

         i. CHANGES, DIVIDENDS, ETC. Except for the transactions contemplated by this Agreement, and except as set forth on Schedule 3.i. hereto, since the date of the Financial Statements the Corporation has not: (a) incurred any debts, obligations or

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liabilities, absolute, accrued or contingent and whether due or to become due, except current liabilities incurred in the ordinary course of business, which (individually or in the aggregate) will not materially and adversely affect the business, properties or prospects of the Corporation; (b) paid any obligation or liability other than, or discharged or satisfied any liens or encumbrances other than those securing current liabilities, in each case in the ordinary course of business; (c) declared or made any payment or distribution to its stockholders as such, or purchased or redeemed any of its shares of capital stock or other securities, or obligated itself to do so;
(d) mortgaged, pledged or subjected to lien, charge, security interest or other encumbrance any of its assets, tangible or intangible, except in the ordinary course of business; (e) sold, transferred or leased any of its assets except in the ordinary course of business; (f) canceled or compromised any debt owed to the Corporation, or claim, or waived or released any right of material value; (g) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties, business or prospects of the Corporation; (h) entered into any transaction other than in the ordinary course of business; (i) encountered any labor difficulties or labor union organizing activities; (j) issued or sold any shares of capital stock or other securities or granted any options, warrants or other purchase rights with respect thereto other than as contemplated by or disclosed pursuant to this Agreement; (k) made any acquisition or disposition of any material assets or become involved in any other material transaction, other than for fair value in the ordinary course of business; (l) increased the compensation payable, or to become payable, to any of its directors or employees, or made any bonus payment or similar arrangement with any directors or employees or increased the scope or nature of any fringe benefits provided for its employees or directors; or (m) agreed to do any of the foregoing other than pursuant hereto. There has been no Material Adverse Effect since the date of the Financial Statements.

         j. TITLE TO PROPERTIES AND ENCUMBRANCES. The Corporation has good and marketable title to all of its owned properties and assets used in the conduct of its business, except for property disposed of in the ordinary course of business since the date of the Financial Statements, and a valid leasehold interest in all of its leased properties and assets, none of which properties and assets are subject to any mortgage, pledge, lease, lien, charge, security interest, encumbrance or restriction, except (a) those which are shown and described in Schedule 3.j. hereto or the notes thereto, and (b) Permitted Liens (as hereinafter defined). For purposes of this Section 3,j. "Permitted Liens" shall mean liens for taxes or other governmental charges not yet due

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and owing, and those being contested in good faith by appropriate proceedings and as to which adequate reserves have been made on the books of the Corporation; (ii) mechanics', materialmans', carriers', landlords', and other similar liens arising in the ordinary course of business for sums not yet due and owing, and those being contested in good faith by appropriate proceedings; and (iii) deposits or pledges to secure the performance of bids, tenders, contracts (other than for borrowed money), leases, statutory obligations, surety, fidelity, and appeal bonds, or other deposits or pledges for purposes of a general nature incurred in the ordinary course of business.

         k. GOOD CONDITION OF REAL ESTATE. The plant, offices and equipment owned, leased or used by the Corporation have been kept in good condition and repair in the ordinary course of business.

         l. SCHEDULE OF ASSETS AND CONTRACTS. Attached hereto as Schedule 3.k. is a schedule containing:

                  i. Annex i: a listing of all real properties owned by the Corporation;

                  ii. Annex ii: a listing of each indenture, lease, sublease, license or other instrument under which the Corporation claims or holds a leasehold interest in real property;

                  iii. Annex iii: a listing of all written and oral contracts, agreements, subcontracts, purchase orders, commitments and arrangements involving payments remaining to or from the Corporation in excess of Fifty Thousand Dollars ($50,000) and other agreements material to the Corporation's business to which the Corporation is a party or by which it is bound, under which full performance (including payment) has not been rendered by any party thereto;

                  iv. Annex iv: a listing of all collective bargaining agreements, employment agreements, consulting agreements, noncompetition agreements, nondisclosure agreements, executive compensation plans, profit sharing plans, bonus plans, deferred compensation agreements, employee pension retirement plans and employee benefit stock option or stock purchase plans and other employee benefit plans, entered into or adopted by the Corporation;

                  v. Annex v: a listing of all deeds of trust, mortgages, security agreements, pledge agreements and other agreements or arrangements whereby any of the material assets or properties of the

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         Corporation are subject to any lien, encumbrance, security interest or charge;

                  vi. Annex vi: a listing of all leases of personal property involving payment remaining to or from the Corporation in excess of Fifty Thousand Dollars ($50,000);

                  vii. Annex vii: the name of each employee of the Corporation whose annual compensation is in excess of Fifty Thousand Dollars ($50,000) and the remuneration currently payable to each such employee; and

                  viii. Annex viii: a listing of all patents (including applications therefor), royalty and license agreements, trademarks, trade names, service marks and copyrights relating to Corporation products.

Prior to the Closing Date, the Corporation shall make available to the Investor or its representative a true and complete copy of each document referred to above which the Investor requests to examine.

         m. CONTRACTUAL RELATIONSHIPS. Except as set forth on Schedule 3.m. hereto, the Corporation has substantially performed all obligations required to be performed by it to date and is not in default in any material respect under any of the contracts, agreements, leases, documents, commitments or other arrangements to which it is a party or by which it is otherwise bound involving payment terms, to or from the Corporation in excess of Fifty Thousand Dollars ($50,000) ("Material Contracts"). All Material Contracts are in effect and enforceable according to their respective terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally, and except for judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies), and to the best of the Corporation's knowledge, there is not under any of such Material Contracts any existing material default or event of default resulting in a Material Adverse Effect, or event which, with notice or lapse of time or both, would constitute an event of default thereunder. All plans or arrangements listed pursuant to
Section 3.k.iv. (above) are fully funded to the extent that such funding is required by generally accepted accounting principles.

         n. CONFLICTS OF INTEREST. To the best of the Corporation's knowledge, except as set forth on Schedule 3.m.

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hereto, no officer, director or stockholder of the Corporation or any affiliate (as such term is defined in Rule 405 under the Securities Act) of any such person has any direct or indirect interest (a) in any entity which does business with the Corporation, or (b) in any property, asset or right which is used by the Corporation in the conduct of its business, or (c) in any contractual relationship with the Corporation other than as an employee. For the purpose of this Section 3.m., there shall be disregarded any interest which arises solely from the ownership of less than a one percent (1%) equity interest in a corporation whose stock is regularly traded on any national securities exchange or in the over-the-counter market.

         o. REGISTRATION RIGHTS. Other than as contemplated by this Agreement and as set forth on Schedule 3.n. hereto, the Corporation has not agreed to register any of its authorized or outstanding securities under the Securities Act.

         p. DISCLOSURE. The Corporation has not knowingly withheld from the Investor any material facts relating to the assets, business, operations or financial condition of the Corporation. Neither this Agreement nor any certificate, schedule, statement or other document furnished or to be furnished to the Investor pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading.

4. INVESTOR REPRESENTATIONS AND WARRANTIES. The Investor represents and warrants to the Corporation that:

         a. ACCREDITED INVESTOR. Investor is an "accredited investor" (as defined in Regulation D, which definition is set out in Exhibit C attached hereto).

         b. INVESTMENT. The Investor is acquiring the Purchased Shares and any shares of Common Stock issuable pursuant to conversion of the Shares (hereinafter collectively the "Securities") for investment for its own account, and not with a view to, or resale in connection with, any distribution thereof, and it has no present intention of selling or distributing any such Securities. It understands that the Securities have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment as expressed herein.

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         c.       RULE 144. The Investor acknowledges that because the
Securities have not been registered under the Securities Act, the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of shares purchased in a private placement under certain circumstances.

         d. NO PUBLIC MARKET. The Investor understands that no public market now exists for any securities issued by the Corporation and that it is uncertain whether a public market will ever exist for any such securities.

         e. ACCESS TO DATA. The Investor has had an opportunity to discuss the Corporation's business, management and financial affairs with its management and to obtain any additional information given to it necessary or appropriate for deciding whether or not to purchase the Securities. The Investor acknowledges that no representations or warranties have been made by the Corporation or any agent thereof except as set forth in this Agreement.

         f. PREVIOUS INVESTMENTS. The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated herein.

         g. RISKS. The Investor understands that an investment in the Corporation involves a high degree of risk and is suitable only for investors who can afford a loss of their entire investment and who have no need for liquidity from their investment.

         h. GOVERNMENTAL CONSENTS. To the Investor's knowledge, no consent, approval, order, authorization or registration, qualifications, designation, license, declarations or filings with any governmental authority is required on the part of the Investor in connection with the consummation of the transactions contemplated herein.

         i. RESTRICTIVE LEGENDS. Each certificate or other written documentation representing any of the Securities which the Investor is purchasing or may purchase hereunder and any other securities issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (unless no longer required in the opinion of the counsel for the

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Corporation) shall be stamped or otherwise imprinted with legends substantially in the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, OR THE HOLDER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES REASONABLY SATISFACTORY TO THE CORPORATION, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND THE QUALIFICATION REQUIREMENTS UNDER STATE LAW."

         The Corporation shall be entitled to enter stop transfer notices on its stock books with respect to the Securities.

The parties hereto hereby acknowledge and agree that (i) the Corporation will be undergoing a recapitalization of the Series B Convertible Preferred Stock issued by the Corporation on May 31, 1999 and a restructuring of its remaining issued and outstanding convertible debt, each into the issuance of Common Stock at a per share price of $0.25 per share (collectively referred to herein as the "Recapitalization"); and (ii) the calculation of the number of Purchased Shares to be purchased hereunder shall take into account the Recapitalization. The Corporation will provide to Investor, on or before the Closing, a final schedule of equity after giving effect to the Recapitalization.

5. AFFIRMATIVE COVENANTS. For so long as Investor owns more than seven and 5/10ths percent (7.5%) of the issued and outstanding equity of the Corporation calculated on a fully diluted basis, and the Collaboration Agreement is in effect, the Corporation covenants and agrees that:

         a. CORPORATE EXISTENCE. The Corporation will maintain and cause each Subsidiary (as hereinafter defined) to maintain its corporate existence in good standing and comply with all applicable laws and regulations of the United States or of any state or states thereof or of any political subdivision thereof and of any governmental authority where failure to so comply would have a material adverse impact on the Corporation or its business, properties, prospects or operations.

         b. BOOKS OF ACCOUNT AND RESERVES. The Corporation will, and will cause each of its Subsidiaries to, keep books of record and account in which full, true and correct entries are made of all of its and their respective dealings, business and affairs, in accordance with generally accepted accounting principles. The Corporation will employ certified public accountants selected by the Board of Directors of the Corporation who are "independent" within the meaning of applicable the accounting regulations and who are one of the so-called "Big Five" accounting firms, and have annual audits made by such independent public accountants in the course of which such accountants shall make such examinations, in accordance with generally accepted auditing standards, as will enable them to give such reports or opinions with respect to the financial statements of the Corporation and its Subsidiaries as will satisfy the applicable requirements in effect at such time with respect to certificates and opinions of accountants.

         c.       FURNISHING OF FINANCIAL STATEMENTS AND INFORMATION.

                  i. The Corporation will deliver to Investor as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year, a consolidated balance sheet of the Corporation and its Subsidiaries, as of the end of such fiscal year, together with the related consolidated statements of operations, stockholders' equity and cash flow for such fiscal year, setting forth in comparative form figures for the previous fiscal year, all in reasonable detail and duly certified by the Corporation's independent public accountants, which accountants shall have given the Corporation an opinion, unqualified as to the scope of the audit, regarding such statements.

                  ii.      The Corporation will also deliver to the Investor:

                           (a)      as soon as practicable, but in any event
within forty-five (45) days after the close of each calendar quarter (except for the last month of the Corporation's fiscal year), unaudited consolidated balance sheets of the Corporation and its Subsidiaries as of the end of such calendar quarter, together with the related consolidated statements of operations and cash flow for such calendar quarter, setting forth in comparative form figures for the corresponding calendar quarter of the previous fiscal year, all in reasonable detail and certified by an authorized accounting officer of the Corporation, subject to year-end adjustments;

                           (b)      within ninety (90) days after the end of
each fiscal year, and if there has been an adjustment to the Conversion Price (as defined in the

Certificate of Incorporation) since the date of the last such notice, written notice of the current Conversion Price for the Series C Preferred Stock, including a brief statement indicating any adjustments reasonably anticipated;

                           (c)      promptly upon transmission thereof, copies
of all reports, proxy statements, registration statements and notifications filed by it with the Commission pursuant to any act administered by the Commission or furnished to stockholders of the Corporation or to any national securities exchange.

         d. PATENTS AND OTHER INTANGIBLE RIGHTS. The Corporation will apply for, or obtain assignments of, or licenses to use, all patents, trademarks, trademark rights, trade names, trade name rights and copyrights which in the opinion of the Corporation's Board of Directors are desirable or necessary for the conduct and protection of the business of the Corporation.

         e. VESTING OF STOCK AWARDS. Unless otherwise determined by the Board of Directors of the Corporation, all stock and stock equivalents issued to employees, directors and consultants of the Corporation on or after the date of this Agreement shall be subject to vesting as follows: twenty-five percent (25%) to vest at the end of the first year following the earlier of the date of such issuance or employment, with the remaining seventy-five percent (75%) to vest monthly over the next three (3) years.

         f. INDEMNIFICATION. The Company shall maintain as part of its Certificate of Incorporation or Bylaws a provision for the indemnification of its directors to the full extent permitted by law.

         g. APPLICATION OF PROCEEDS. The proceeds from the issuance and sale of the Purchased Shares pursuant to this Agreement shall be used to fund marketing efforts, product development and other working capital requirements.

         h. NEGATIVE COVENANTS. For so long as Investor is the record holder of fifty percent (50%) of the Purchased Shares (on a fully converted basis), the Corporation will not, without the prior approval of the Investor, which approval shall not be unreasonably withheld, agree with the holders of any securities issued or to be issued by the Corporation to register such securities under the Securities Act nor will it grant any incidental registration rights unless, in either case, such agreement or incidental registration rights is equal or subordinated to and will not interfere in any manner with the rights granted to the Investor pursuant to the Registration Rights Agreement.

         i. EVENTS OF DEFAULT. Each of the following events shall be an event of default (an "Event of Default") for purposes of this Agreement:

                  i. if the Corporation or any Subsidiary becomes insolvent or bankrupt, or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or ceases doing business as a going concern, or the Corporation or any Subsidiary applies for or consents to the appointment of a trustee or receiver for the Corporation or any Subsidiary, or for the major part of the property of either; or

                  ii. if a trustee or receiver is appointed for the Corporation or any Subsidiary or for the major part of the property of either and the order of such appointment is not discharged, vacated or stayed within thirty (30) days after such appointment; or

                  iii. if any judgment, writ or warrant of attachment or of any similar process in an amount in excess of Twenty-five Thousand Dollars ($25,000) shall be entered or filed against the Corporation or any Subsidiary or against any of the property or assets of either and remains unpaid, unvacated, unbonded or unstayed for a period of 30 days; or

                  iv. if an order for relief shall be entered in any Federal bankruptcy proceeding in which the Corporation or any Subsidiary is the debtor; or if bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Corporation or any Subsidiary and, if instituted against the Corporation or any Subsidiary, are consented to or, if contested by the Corporation or the Subsidiary, are not dismissed by the adverse parties or by an order, decree or judgment within thirty (30) days after such institution; or

                  v. if the Corporation or any Subsidiary shall default in any material respect in the due and punctual performance of any covenant or agreement in any note, bond, indenture, loan agreement, note agreement, mortgage, security agreement or other instrument evidencing or related to Indebtedness for Borrowed Money, and such default shall continue for more than the period of notice and/or grace, if any, therein specified and shall not have been waived or the lender shall not have otherwise agreed to forebear any exercise of any remedies available to such lender; or

                  vi.      if any of the following apply:

                           (A)      if any representation or warranty made by or
on behalf of the Corporation in this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof or thereof shall prove to have been untrue or incorrect in any material respect as of the date of this Agreement or as of the Closing Date (PROVIDED, HOWEVER, that any Event of Default based on a breach of any such representation or warranty must be asserted on or before the date which is eighteen (18) months after the Closing Date and, if not so asserted by such date, a breach or alleged breach of any such representation or warranty shall not thereafter be the basis for an Event of Default), or (ii) if any report, certificate, financial statement or financial schedule or other instrument prepared or purported to be prepared by the Corporation or any officer of the Corporation furnished or delivered under or pursuant to this Agreement after the Closing Date shall prove to be knowingly untrue or incorrect in any material respect as of the date it was made, furnished or delivered; or(H) if default shall be made in the due and punctual performance or observance of any other term contained in this Agreement, and such default shall have continued for a period of thirty (30) days after written notice thereof to the Corporation by the holder of any Purchased Shares.

         k. NOTICE OF DEFAULTS. When, to its knowledge, any Event of Default has occurred or exists, the Corporation agrees to give written notice within five (5) business days of such Event of Default to the holders of all outstanding Purchased Shares. If the holder of any Purchased Shares shall give any notice or take any other actions in respect of a claimed Event of Default, the Corporation will forthwith give written notice thereof to all other holders of Purchased Shares at the time outstanding, describing such notice or action and the nature of the claimed Event of Default.

         l. SUITS FOR ENFORCEMENT. In case any one or more Events of Default shall have occurred and be continuing, the holders of a majority of the Purchased Shares may proceed to protect and enforce their rights under this Section by suit in equity for specific performance. It is agreed that in the event of such action such holders of Purchased Shares shall, if such action is successful, be entitled to receive all reasonable fees, costs and expenses incurred, including without limitation such reasonable fees and expenses of attorneys and reasonable fees, costs and expenses of appeals. No right, power or remedy conferred upon any holder of Purchased Shares shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by any such security or now or hereafter available at law or in equity or by statute or otherwise.

         m. REMEDIES NOT WAIVED. No course of dealing between the Corporation and any Investor or the holder of any Purchased Shares, and no delay in exercising any right, power or remedy conferred hereby or by any such security or now or hereafter existing at law or in equity or by statute or otherwise, shall operate as a waiver of or otherwise prejudice any such right, power or remedy; PROVIDED, HOWEVER, that this Section shall not be construed or applied so as to negate the provisions and intent of any statute which is otherwise applicable.

6. PREEMPTIVE RIGHT. Pursuant to the terms and conditions set forth herein, the Corporation hereby grants to Investor the right of first refusal to purchase that portion of all new securities issued by the Corporation (the "New Securities" as defined below) as the number of shares (on an "as-converted" basis) held by Investor on the date that it receives the "Offer" (as defined below) bears to the total number of shares of the Corporation issued and outstanding on the date of the Offer on the following terms and conditions:

         a. DEFINITION. "New Securities" shall mean any capital stock of the Corporation issued after the Closing Date, whether now authorized or not, and rights, options, or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into said common stock or preferred stock issued after the Closing Date; provided, however, that "New Securities" do not include (i) the issuance of any common stock shares or options or warrants to purchase common stock shares to the Corporation's or the Subsidiary's employees, consultants or Directors, and the issuance of common stock upon exercise of the foregoing, as applicable; (ii) shares of the Corporation's common stock issued in connection with any stock split, stock dividend, or recapitalization of the Corporation; (iii) any shares issued by the Corporation in connection with an initial public offering with a per share purchase price of at least 75/100ths Dollars ($0.75) and aggregate gross proceeds to the Corporation are in excess of Twelve Million Five Hundred Thousand Dollars ($12,500,000), which is declared effective by the Securities and Exchange Commission (the "IPO"); (iv) the issuance of common stock upon conversion of the current issued and outstanding Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, warrants or convertible debt; (v) the issuance of common stock upon exercise of any options or warrants issued to the Corporation's or the Subsidiary's employees, consultants or Directors;
(vi) the issuance of Common Stock in connection with the Recapitalization;
and (vii) any common stock shares, preferred stock shares or options or warrants to purchase any capital stock of the Corporation, each issued for purposes of technology alliances, acquisition of technology or other strategic alliance ventures, obtaining commercial credit, equipment financing or similar arrangements or transactions, each at fair market value, as determined by the Corporation's Board of Directors. Notwithstanding the foregoing, if the Corporation shall issue shares in the manner set forth in
(vii), above, and if the Investor owns, on a fully diluted basis, more than seven and 5/10ths percent (7.5%) of the Corporation's stock, then the Investor shall have the right of first refusal to purchase that number of shares that will allow the Investor to maintain an ownership interest in the Corporation of no less than seven and 5/10ths percent (7.5%).

         b. EXERCISE OF RIGHT. If the Corporation intends to issue New Securities after the date hereof, it shall give Investor written notice of its intention, describing the type of New Securities, the aggregate price of the offering, the price per share or unit, the intended Investor(s) and all of the other terms upon which the Corporation proposes to issue the same (the "Offer"). Investor shall have ten (10) days from the effective date of such notice as specified herein to agree to purchase its portion of the New Securities for the price and upon the general terms specified in the Offer by giving written notice to the Corporation and stating therein the quantity of New Securities to be purchased. Investor shall have the right to condition its purchase on the sale of a minimum number of New Securities by the Corporation (not to exceed the aggregate size of the Offer), and shall pay the purchase price simultaneously with the closing of the sale of such minimum number of New Securities.

         c. FAILURE TO EXERCISE. In the event Investor fails to notify the Corporation during such ten (10) day notice period of its election to exercise its right of first refusal, its right to participate in such Offer will terminate. If the Corporation fails to sell the New Securities on the terms set forth in the Offer within ninety (90) days after the lapse of such ten (10) day notice period, it must once again comply with the right of first refusal set above.

         d. TERMINATION OF THE RIGHT OF FIRST REFUSAL. Notwithstanding the foregoing, the provisions of this Section 6 shall not apply to, and the Right of First Refusal shall terminate upon, the sale of any of the Corporation's securities to the public pursuant to the IPO or the automatic conversion of the

Corporation's Series C Preferred Stock pursuant to the Corporation's Articles.

         e. LEGENDS. The Corporation may place a legend or legends referencing the preemptive right on the certificate(s) representing the Purchased Shares.

7.       MISCELLANEOUS.

         a. WAIVERS AND AMENDMENTS. The obligations of the Corporation and the rights of the holders of the Purchased Shares under this Agreement may be waived (either generally or in a particular instance, whether retroactively or prospectively and either for a specified period of time or indefinitely), or otherwise modified with the written agreement of the record or beneficial holders of more than fifty percent (50%) of the Corporation's outstanding Series C Preferred Stock shares as a group, and with the same agreement of the Corporation as authorized by the Corporation's Board of Directors. No such agreement, however, shall reduce the percentage ownership of Investor at the time of such agreement. Any change, discharge of obligation or termination under this agreement must be in writing. If this Agreement is modified in accordance with this section, and if the Investor has not previously consented to the modification in writing, the Corporation shall give prompt written notice of such modification to the Investor.

         b. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         c. ENTIRE AGREEMENT. This Agreement and the exhibits attached hereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between and among the parties with regard to the subjects hereof and thereof.

         d. NOTICE. Any notice, payment, report or other communication required or permitted to be given by one party to any other party by this Agreement shall be in writing and either (i) served personally on the other party or parties; (ii) sent by express, registered or certified first class mail, postage prepaid, addressed to the other party or parties at its or their address as any addressee shall have theretofore furnished to the other parties by notice; (iii) delivered by commercial courier to the other party or parties; or (iv) sent by facsimile. Such notice shall be deemed received on the second day after transmittal if sent by one-day courier together with a transmission of such notice by facsimile if the recipient has the capability to receive a facsimile at its address. If sent by other methods, notice shall be deemed received upon confirmation of receipt.

         e. FINDER'S AND BROKER'S FEES. Each party hereto represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and hereby agrees to indemnify and to hold the other harmless from any liability for any finder's or broker's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such indemnifying person, or any of its employees or representatives, are responsible.

         f. TITLES AND SUBTITLES. The titles of the Sections and subsections of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

         g. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         h. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the State of California.

         i. ARBITRATION. Any dispute between the parties arising out of this Agreement shall be submitted to final and binding arbitration in the City of Santa Clara, County of Santa Clara, State of California, under the Commercial Arbitration Rules of the American Arbitration Association then in effect, upon written notification and demand of either party therefor. In the event either party demands such arbitration, the American Arbitration Association shall be requested to submit a list of prospective arbitrators consisting of persons experienced in matters involving securities offerings. The provisions of California Code of Civil Procedure section 1283.05 and the laws of the State of California are incorporated herein and shall be applicable to the arbitration. In making the award, the arbitrator shall award recovery of costs and expenses of the arbitration and reasonable attorneys' fees to the prevailing party. Any award may be entered as a judgment in any court of competent jurisdiction. Should judicial proceedings be commenced to enforce or carry out this provision or any arbitration award, the prevailing party in such proceedings shall be entitled to reasonable attorneys' fees and costs in addition to other relief. Either party shall have the right, prior to receiving an arbitration award, to obtain preliminary relief from a court of competent jurisdiction to avoid injury or prejudice to that party.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first written.

CORPORATION:

PHASECOM, INC.,
a Delaware corporation

By: /s/ Davidi Gilo
   ----------------
    Davidi Gilo,
    Chief Executive Officer

INVESTOR:

ADC TELECOMMUNICATIONS, INC.,
a Minnesota corporation

By: /s/ John P. Griffin
   --------------------
    John P. Griffin
    General Manager/President

                                INDEX OF EXHIBITS

Exhibit A                  Certificate of Incorporation

Exhibit B                  Registration Rights Agreement

Exhibit C                  Definition of Accredited Investor

Exhibit D                  Consolidated Financial Statements

Exhibit E                  Voting Agreement

                                    EXHIBIT A
                                       TO
                               PURCHASE AGREEMENT

                          CERTIFICATE OF INCORPORATION

         The Certificate of Incorporation the Corporation is set forth on the following pages.

                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 PHASECOM, INC.

         PHASECOM, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies:

         FIRST:   The name of the Corporation is PHASECOM, INC., that the
original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 21, 1996; that a Certificate of Amendment of Certificate of Incorporation of PhaseCom, Inc. was filed on February 13, 1998; that a Certificate of Amendment of Certificate of Incorporation of PhaseCom, Inc. was filed on September 15, 1998; and that an Amended and Restated Certificate of Incorporation of PhaseCom, Inc. was filed on November 30, 1998 (collectively, "Certificate of Incorporation").

         SECOND: Pursuant to Section 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation. This Amended and Restated Certificate of Incorporation was duly approved by the Corporation's Board of Directors, and was duly approved by the holders of the requisite number of shares of the Corporation in accordance with Sections 242 and 245 of the Delaware General Corporation Law. The total number of outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock entitled to vote with respect to this amendment and restatement was forty two million three hundred ninety six thousand one hundred eighty two (42,396,182) shares, one million five hundred eighty three thousand six hundred forty six (1,583,646) shares, and four million four hundred thousand three hundred (4,400,300) shares, respectively. The number of shares voting in favor of such amendment and restatement equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock and Series A Preferred Stock, and Series B Preferred Stock, each voting as a separate class.

         THIRD:   The text of the Certificate of Incorporation of the
Corporation is hereby amended and restated to read in its entirety as follows:

                                       "I

         The name of this corporation is PHASECOM, INC. (this "Corporation").

                                       II

         The address of the registered office of this Corporation in the State of Delaware and County of New Castle shall be 1201 Market Street, Suite 1600, Wilmington, Delaware, 19801. The name of its registered agent at that address is PHS Corporate Services, Inc.

                                       III

         The nature of the business or purposes to be conducted or promoted by this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                       IV

         A. AUTHORIZED SHARES. This Corporation is authorized to issue two classes of shares, to be designated Common Stock and Preferred Stock, respectively. This Corporation is authorized to issue two hundred million (200,000,000) shares of Common Stock with a par value of $0.0001 per share and one hundred million (100,000,000) shares of Preferred Stock with a par value of $0.001 per share. The Preferred Stock authorized by this Certificate of Incorporation shall be issued from time to time in one or more series.

         B. AUTHORIZED SHARES - PREFERRED STOCK. Within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, the Board of Directors may increase or decrease (but neither above the total number of authorized shares of the class, nor below the number of shares of such series, then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. In addition, the Board of Directors is authorized, subject to limitations prescribed by law and the provisions of Article IV, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                  1. The number of shares constituting that series and the distinctive designation of that series;

                  2. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  3. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  4. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  5. Whether or not shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  6. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                  7. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of this Corporation, and the relative rights or priority, if any, of payment of shares of that series; and

                  8. Any other relative rights, preferences and limitations of that series.

         C. AUTHORIZED SHARES - SERIES A PREFERRED STOCK AND SERIES B PREFERRED STOCK AND SERIES C PREFERRED STOCK. The initial three series of Preferred Stock shall be comprised of an aggregate total of eighty-six million (86,000,000) shares, of which six million (6,000,000) shares shall be designated "Series A Convertible Preferred Stock" (also referred to herein as "Series A Preferred Stock" or "Series A Stock"), forty million (40,000,000) shares shall be designated "Series B Convertible Preferred Stock" (also referred to herein as "Series B Preferred Stock" or "Series B Stock") and forty million (40,000,000)shares shall be designated "Series C Convertible Preferred Stock" (also referred to herein as "Series C Preferred Stock" or "Series C Stock").

         D. ATTRIBUTES OF SERIES A STOCK, SERIES B STOCK AND SERIES C STOCK. The rights, preferences, privileges and restrictions of the Series A Stock, Series B Stock and Series C Stock and of the holders thereof shall be as follows:

                  1.       DIVIDENDS.

                           a.       SERIES A STOCK RIGHT TO CASH DIVIDENDS. Each
holder of outstanding shares of Series A Stock shall be entitled to receive, when and if declared by the Board of Directors and out of any assets legally available therefor, non-cumulative dividends in cash in an amount equal to $0.0432 per share of Series A Stock per annum (the "Series A Preferential Dividend"), payable in cash during each fiscal year of this Corporation and in preference to any declaration or payment (payable other than in Common Stock) to the Common Stock (but not without the holders of Series B Stock and Series C Stock first receiving the Series B Preferential Dividend and Series C Preferential Dividend, respectively (each as defined below).

                           b.       SERIES B STOCK RIGHT TO CASH DIVIDENDS. Each
holder of outstanding shares of Series B Stock shall be entitled to receive, when and if declared by the Board of Directors and out of any assets at the time legally available therefor, non-cumulative dividends in cash in an amount equal to $0.0800 per share of Series B Stock per annum (the "Series B Preferential Dividend"), payable in cash during each fiscal year of this Corporation and in preference to any declaration or payment (payable other than in Common Stock) to the Common Stock, Series A Stock and Series C Stock.

                           c.       SERIES C STOCK RIGHT TO DIVIDENDS. Each
holder of outstanding shares of Series C Stock shall be entitled to receive, when and if declared by the Board of Directors and out of any assets at the time legally available therefor, non-cumulative dividends in cash in an amount equal to four percent (4%) of 54/100ths Dollars ($0.54) per share of Series C Preferred Stock per annum (the "Series C Preferential Dividend"), payable in cash during each fiscal year of this Corporation and in preference to any declaration or payment (payable other than in Common Stock) to the Common Stock and Series A Stock (but not without the holders of Series B Stock also receiving the Series B Preferential Dividend.

                           d.       PARTIAL CASH PAYMENT. If the Board of
Directors shall declare a dividend on the Series A Stock, Series B Stock or Series C Stock and the amount available for payment thereof is insufficient to permit the payment of the full preferential amounts required to be paid to the holders of outstanding shares of Series A Stock and/or Series B Stock and/or Series C Stock, then the amount available for such dividend payments shall be distributed ratably first among the holders of shares of Series B Stock and the holders of shares of Series C Stock according to (i) the respective dividend preference amounts to which all such holders of outstanding shares of Series B Stock and Series C Stock would otherwise be entitled, and (ii) the number of outstanding shares of each such series until each holder of outstanding shares of Series B Stock has received its Series B Preferential Dividend and each holder of outstanding shares of Series C Stock has received it Series C Preferential Dividend, as applicable, in full. For example, assume that: (1) there are 300 shares of Series B Stock issued and outstanding, and the Series B Preferential Dividend is $.10 per share; and (2) there are 300 shares of Series C Stock issued and outstanding, and the Series C Preferential Dividend is $.20 per share; and (3) there is not enough money available for payment in full of the preferential dividends to the holders of the outstanding shares of Series B Stock and Series C Stock. In such event, the Series B Stock shareholders would collectively be entitled to one-third (1/3) of the dividend to be paid; and the Series C Stock shareholders would collectively be entitled to two-thirds (2/3) of the dividend to be paid. Or, for example, assume that: (1) there are 200 shares of Series B Stock issued and outstanding, and the Series B Preferential Dividend is $.10 per share; and (2) there are 400 shares of Series C Stock issued and outstanding, and the Series C Preferential Dividend is $.20 per share; and (3) there is not enough money available for payment in full of the preferential dividends to the holders of the outstanding shares of Series B Stock and Series C Stock. In such event, the Series B Stock shareholders would collectively be entitled to one-fifth (1/5) of the dividend to be paid; and the Series C Stock shareholders would collectively be entitled to four-fifths (4/5) of the dividend to be paid. Thereafter, the amount available for such dividend payments shall be distributed ratably among the holders of shares of Series A Stock according to the number of issued and outstanding shares of Series A Stock held by each such holder until each such holder has received its Series A Preferential Dividend in full.

                           e.       DIVIDENDS AFTER PAYMENT OF PREFERENTIAL
DIVIDENDS. After the holders of record of the Series A Stock, Series B Stock and Series C Stock have been paid their Preferential Dividends in full, then, if the Board of Directors shall declare a dividend on the


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

Common Stock, the holders of record of Series A Stock, Series B Stock, Series C Stock and Common Stock shall share ratably in any additional dividends during such fiscal year on an as converted basis (i.e., the number of shares of Common Stock which would be outstanding if the Series A Stock, Series B Stock and Series C Stock were converted to Common Stock)up to the payment in full of the amount so declared.

                           f.       DIVIDEND ADJUSTMENT. The Series A
Preferential Dividend, Series B Preferential Dividend and Series C Preferential Dividend amounts shall be appropriately adjusted for any combination(s) stock split(s),stock distribution(s) or dividend(s), as applicable.

                  2.       PREFERENCE ON LIQUIDATION.

                           a.       SERIES A STOCK PREFERENCE PRICE. In the
event of any liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary (a "Liquidation Event") and after payment of the "Series B Liquidation Price" (as defined below) and after payment of the "Series B to Common Liquidation Price" (as defined below), and after payment of the "Series C Liquidation Price" (as defined below), the holders of the outstanding shares of Series A Stock shall be entitled to be paid out of the assets of this Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment is made in respect of the outstanding shares of Common Stock or any other equity security of this Corporation of a lesser priority than the Series A Stock, in an amount equal to Four Dollars and Sixty Cents ($4.60) per share plus any declared but unpaid dividends on each such share (the "Series A Liquidation Price").

                           b.       SERIES B STOCK PREFERENCE PRICE. Before
payment of any portion of the Series A Liquidation Price or the Series B to Common Stock Liquidation Price or Series C Liquidation Price, in the event of a Liquidation Event, the holders of the outstanding shares of Series B Stock shall be entitled to be paid out of the assets of this Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment is made in respect of the outstanding shares of Common Stock, Series A Stock, Series C Stock or any other equity security of this Corporation of a lesser priority than the Series B Stock, in an amount equal to One Dollar and Fifty Cents ($1.50) per share, plus any declared but unpaid dividends on each such share (the "Series B Liquidation Price").

                           c.       SERIES C STOCK PREFERENCE PRICE. Before
payment of any portion of the Series A Liquidation Price or the Series B to Common Stock Liquidation Price and after payment of the Series B Liquidation Payment, in the event of a Liquidation Event, the holders of the outstanding shares of Series C Stock shall be entitled to be paid out of the assets of this Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment is made in respect of the outstanding shares of Common Stock, Series A Stock or any other equity security of this Corporation of a lesser priority than the Series C Stock, in an amount equal to (i) 54/100ths Dollars ($0.54) per share together with an amount equal to the greater of (A) four percent (4%) of such 54/100ths Dollars ($0.54) compounded annually at the rate of 4% for each year (or fraction thereof) August 31, 1999, (the "Series C Stock Issuance Date") less the amount, if any, of any dividends actually paid to the Series C Stock through the date of the

Liquidation Event, or (B) any declared and unpaid dividends thereon (the "Series C Liquidation Preference Price").

                           d.       SERIES B TO COMMON STOCK LIQUIDATION PRICE.
Before payment of any portion of the Series A Liquidation Preference Price, and after payment of the Series B Liquidation Price and Series C Liquidation Price, in the event of a Liquidation Event, the holders of the outstanding shares of Series B Stock, Series A Stock, and Common Stock shall each be entitled to be paid out of the assets of this Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, before any further payment is made in respect of the outstanding shares of Series A Stock or any other equity security of this Corporation, an amount equal to Forty Cents ($0.40) per share (the "Series B to Common Stock Liquidation Price"), as if all Series A Preferred Stock, and all Series B Preferred Stock, and all Series C Stock had been converted into Common Stock as of the date of the Liquidation Event.

                           e.       PARTIAL PAYMENT. If, upon a Liquidation
Event, the assets of this Corporation available for distribution to its shareholders shall be insufficient to pay the full Liquidation Prices required to be paid to the holders of the outstanding shares of Series A Stock, the holders of the outstanding shares of Series B Stock, the holders of the outstanding shares of Series C stock and the holders of the outstanding shares of Common Stock, then all of the assets of this Corporation legally available for distribution to the holders of equity securities shall be distributed ratably: first, among the holders of the outstanding shares of Series B Stock based upon the Series B Liquidation Price until payment in full of the Series B Liquidation Price on all Series B Stock; next, ratably to the holders of the outstanding shares of Series C Stock based upon the Series C Liquidation Price until payment in full of the Series C Liquidation Price on all Series C Stock; next, ratably to the holders of Series B Stock, Series A Stock, and Common Stock based upon an as converted to Common Stock basis, the payment in full of the Series B to Common Stock Liquidation Price; and then ratably among the holders of the outstanding shares of Series A Stock until payment in full of their Series A Liquidation Price on all Series A Stock.

                           f.       AFTER PAYMENT OF PREFERRED LIQUIDATION
PRICES. After the holders of record of the Series A Stock, Series B Stock, Series C Stock and Common Stock have been paid their Series A Liquidation Price, Series B to Common Stock Liquidation Price, Series B Liquidation Price, and Series C Liquidation Price, as applicable, in full, then the remaining assets of this Corporation shall be distributed to the holders of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock in an equal amount per share as if all Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock had been converted into Common Stock as of the date of the Liquidation Event.

                           g.       LIQUIDATION ADJUSTMENT. Notwithstanding the
foregoing, the amount to be paid for each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock upon a Liquidation Event shall be appropriately adjusted for any combination(s), stock split(s), stock distribution(s) or dividend(s) with respect to such shares.

                  3. CERTAIN TRANSACTIONS. Notwithstanding anything to the contrary in Section D.2 (above), the following shall be deemed to be a Liquidation Event within the meaning of this Section D with respect to the Series A Stock, Series B Stock, Series C Stock and Common Stock: (A) a sale of all or substantially all of this Corporation's assets; or (B) a consolidation, merger or reorganization of this Corporation with or into any other corporation or corporations, unless such event results in the Common Stock equivalent value of this Corporation's stock as a result of such event and determined as if all Series A Stock, all Series B Stock and all Series C Stock had converted to Common Stock, is One Dollar ($1.00), or more, per share (adjusted for stock split(s), combination(s), reclassification(s), and the like).

                  4. CONSENT TO CERTAIN DISTRIBUTIONS. Each holder of outstanding shares of Series A Stock, Series B Stock and Series C Stock shall, by virtue of its acceptance of a stock certificate evidencing such shares, be treated as having consented to distributions made, or to be made, by this Corporation for the repurchase of shares of Common Stock from directors or employees of, or consultants or advisers to, this Corporation upon the termination of employment by, or service to, this Corporation or any subsidiary of this Corporation or otherwise, if such repurchase is made in accordance with an agreement approved by this Corporation's Board of Directors authorizing the right of said repurchase.

         E. VOTING. The holders of the outstanding shares of Common Stock shall each have one (1) vote per each share of Common Stock owned by such stockholder. The holders of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be entitled to cast that number of votes equal to the number of shares of Common Stock into which such holder's shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are convertible immediately after the close of business on the record date fixed for such meeting or, if no such record date is established, the date such vote is taken or the effective date of such written consent. The holders of the outstanding shares of Series C Stock, voting as a single class, shall be entitled to elect one (1) Director to the Board of Directors.

         F. CONVERSION. The holders of the outstanding shares of Series A Stock, Series B Stock and Series C Stock shall have the conversion rights set forth below (the "Conversion Rights"):

                  1. SERIES A STOCK CONVERSION RIGHTS. Each share of Series A Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this Corporation or any transfer agent for the shares of Series A Stock, or Common Stock, into that number of fully paid and nonassessable shares of Common Stock which is equal to the quotient obtained by dividing (A) Five Dollars and Forty Cents ($5.40), by (B) the Series A Conversion Price, immediately prior to the time of such conversion. The "Series A Conversion Price" shall initially be Two Dollars and Seventy Cents ($2.70) (as adjusted from time to time as hereinafter provided).

                  2. SERIES B STOCK CONVERSION RIGHTS. Each share of Series B Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such shares, at the office of this Corporation or any transfer agent for the shares of Series B Stock, or Common

Stock, into that number of fully paid and nonassessable shares of Common Stock which is equal to the quotient obtained by dividing (A) One Dollar ($1.00), by
(B) the Series B Conversion Price, immediately prior to the time of such conversion. The "Series B Conversion Price" shall initially be One Dollar ($1.00) (as adjusted from time to time as hereinafter provided).

                  3. SERIES C STOCK CONVERSION RIGHTS. Each share of Series C Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such shares, at the office of this Corporation or any transfer agent for the shares of Series C Stock, or Common Stock, into that number of fully paid and nonassessable shares of Common Stock which is equal to the quotient obtained by dividing 54/100ths Dollars ($0.54) by
(B) the Series C Conversion Price, immediately prior to the time of such conversion. The "Series C Conversion Price" shall initially be 54/100ths Dollars ($0.54) (as adjusted from time to time as hereinafter provided).

                  4.       AUTOMATIC CONVERSION.

                           a.       PREFERRED STOCK. Each outstanding share of
Series A Stock, Series B Stock and Series C Stock shall automatically be converted into shares of Common Stock based upon their respective Conversion Prices upon (i) the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of shares of Common Stock for the account of this Corporation (other than a registration statement effected solely to implement an employee benefit plan, a transaction in which Rule 145 of the Securities and Exchange Commission is applicable or any other form or type of registration in which the shares of Common Stock issuable upon conversion of the shares of Series A Stock or Series B Stock or Series C Stock cannot be included pursuant to the Securities and Exchange Commission rules or practices) resulting in aggregate proceeds to this Corporation (before the payment of underwriting discounts and commissions and the expense of the offering) in excess of Twelve Million Five Hundred Thousand Dollars ($12,500,000) with a Common Stock per share purchase price of at least One Dollar ($1.00), or (ii) a merger or consolidation with or into another corporation or a sale of all the shares of Common Stock or a sale of all or substantially all of this Corporation's properties and assets in which the Common Stock equivalent value of this Corporation's stock as a result of such event and determined as if all Series A Stock, all Series B Stock and all Series C Stock had converted to Common Stock, is One Dollar ($1.00), or more, per share (adjusted for stock split(s), combination(s), reclassification(s), and the like).

                           b.       AUTOMATIC CONVERSION MECHANICS. Upon the
occurrence of any event specified in Section F.4.a (above), the outstanding shares of Series A Stock, Series B Stock and Series C Stock shall be converted into shares of Common Stock, whether or not the certificates representing such shares are surrendered to this Corporation or its transfer agent; PROVIDED, HOWEVER, that this Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares are either delivered to this Corporation or its transfer agent as provided below or the holder notifies this Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to this Corporation indemnifying this Corporation from any loss incurred by it in connection with the issuance of such certificate. Upon the occurrence of such automatic conversion of the outstanding shares of Series A Stock, Series B
Stock and Series C Stock, the holders of the outstanding shares of Series A Stock, Series B Stock and Series C Stock shall surrender the certificates representing such shares at the office of this Corporation or to any transfer agent for the shares of Series A Stock, Series B Stock, Series C Stock or
Common Stock. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the surrendered shares of Series A Stock, Series B Stock and Series C Stock of such holder were convertible on the date on which such automatic conversion occurred, and this Corporation shall promptly pay in cash all declared but unpaid dividends on the shares of Series A Stock, Series B Stock and Series C Stock so converted.

                  5. MECHANICS OF NON-AUTOMATIC CONVERSION. Each holder of outstanding shares of Preferred Stock shall convert, or at the option of the holders of Preferred Stock, by surrendering the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the shares of Preferred Stock or Common Stock and shall give written notice to this Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Preferred Stock being converted. Thereupon, this Corporation shall issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay all declared but unpaid dividends on the shares being converted in cash or, if this Corporation so elects or is legally or financially unable to pay in cash, shares of Common Stock (valued at the Common Stock's fair market value at the time of surrender as determined in good faith by the Board of Directors), subject to the limitations on the payment of accrued dividends as set forth in Section D.1 (above). Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series A Stock or Series B Stock or Series C Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Stock or Series B Stock or Series C Stock shall not be deemed to have converted such Series A Stock or Series B Stock or Series C Stock until immediately prior to the closing of such sale of securities.

                  6. ADJUSTMENTS TO SERIES A, SERIES B AND SERIES C CONVERSION PRICE.

                           A.       ADJUSTMENT FOR STOCK SPLITS AND
COMBINATIONS. If this Corporation at any time or from time to time after the date this Amended and Restated Certificate of Incorporation is filed with the Delaware Secretary of State (the "Filing Date") effects a division of the outstanding shares of Common Stock, the Series A Conversion Price, the Series B Conversion Price and the Series C

Conversion Price shall be proportionately decreased and, conversely, if this Corporation at any time, or from time to time, after the Filing Date combines the outstanding shares of Common Stock, the Series A Conversion Price, the Series B Conversion Price and Series C Conversion Price shall be proportionately increased. Any adjustment under this Section F.6.a shall be effective on the close of business on the date such division or combination becomes effective.

                           b.       ADJUSTMENT FOR CERTAIN DIVIDENDS AND
DISTRIBUTIONS. If this Corporation at any time or from time to time after the Filing Date pays or fixes a record date for the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution in the form of shares of Common Stock, or rights or options for the purchase of, or securities convertible into, Common Stock, then in each such event the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price shall be decreased, as of the time of such payment or, in the event a record date is fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the time of such payment or the close of business on such record date and (ii) the denominator of which shall be (A) the total number of shares of Common Stock outstanding immediately prior to the time of such payment or the close of business on such record date plus (B) the number of shares of Common Stock issuable in payment of such dividend or distribution or upon exercise of such option or right of conversion; PROVIDED, HOWEVER, that if a record date is fixed and such dividend is not fully paid or such other distribution is not fully made on the date fixed therefor, the Series A Conversion Price, the Series B Conversion Price, and the Series C Conversion Price shall not be decreased as of the close of business on such record date as hereinabove provided as to the portion not fully paid or distributed and thereafter the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price shall be decreased pursuant to this Section F.6.b as of the date or dates of actual payment of such dividend or distribution.

                           c.       ADJUSTMENTS FOR OTHER DIVIDENDS AND
DISTRIBUTIONS. If this Corporation at any time or from time to time after the Filing Date pays, or fixes a record date for the determination of holders of shares of Common Stock entitled to receive, a dividend or other distribution in the form of securities of this Corporation other than shares of Common Stock or rights or options for the purchase of, or securities convertible into, Common Stock, then in each such event provision shall be made so that the holders of the outstanding shares of Series A Stock, the holders of the outstanding shares of Series B Stock and the holders of the outstanding shares of Series C Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of this Corporation which they would have received had their respective shares of Series A Stock, Series B Stock and Series C Stock been converted into shares of Common Stock on the date of such event and had such holders thereafter, from the date of such event to and including the actual date of conversion of their shares, retained such securities, subject to all other adjustments called for during such period under this Section F with respect to the rights of the holders of the outstanding shares of Series A Stock, the holders of the outstanding shares of Series B Stock and the holders of the outstanding shares of Series C Stock.

                           d.       ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE
AND SUBSTITUTION. If, at any time or from time to time after the Filing Date, the number of shares of Common Stock issuable upon conversion of the shares of Series A Stock, Series B Stock and Series C Stock is changed into the same or a different number of shares of any other class or classes of stock or other securities, whether by recapitalization, reclassification or otherwise (other than a recapitalization, division or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section F), then, in any such event, each holder of outstanding shares of Series A Stock, each holder of outstanding shares of Series B Stock and each holder of the outstanding shares of Series C Stock shall have the right thereafter to convert such shares of Series A Stock, Series B Stock and Series C Stock into the same kind and amount of stock and other securities receivable upon such recapitalization, reclassification or other change, as the maximum number of shares of Common Stock into which such shares of Series A Stock, Series B Stock and Series C Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

                           e.       REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR
SALES OF ASSETS. If, at any time or from time to time after the Filing Date, there is a capital reorganization of the Common Stock (other than a recapitalization, division, combination, reclassification or exchange of shares provided for elsewhere in this Section F) or a merger or consolidation of this Corporation into or with another corporation or a sale of all or substantially all of this Corporation's properties and assets to any other person, then, as a part of such capital reorganization, merger, consolidation or sale, provision shall be made so that the holders of the outstanding shares of Series A Stock, the holders of the outstanding shares of Series B Stock and the holders of the outstanding shares of Series C Stock shall thereafter receive upon conversion thereof the number of shares of stock or other securities or property of this Corporation, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of the number of shares of Common Stock into which their shares of Series A Stock, Series B Stock and Series C Stock were convertible would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section F with respect to the rights of the holders of the outstanding shares of Series A Stock, Series B Stock and Series C Stock after the capital reorganization, merger, consolidation, or sale to the end that the provisions of this Section F (including adjustment of the Series A Conversion Price, Series B Conversion Price, and Series C Conversion Price and the number of shares into which the shares of Series A Stock, Series B Stock and Series C Stock may be converted) shall be applicable after that event and be as nearly equivalent to such Conversion Prices and number of shares as may be practicable.

                           f.       SALE OF SHARES BELOW CONVERSION PRICE.

                                    (i)      If, at any time or from time to
time after the Filing Date, this Corporation issues or sells, or is deemed by the express provisions of this Section f. to have issued or sold, Additional Shares of Common Stock (as hereinafter defined) for an Effective Price (as hereinafter defined) less than the then current Series C Conversion Price, other than (A) as a dividend or other distribution on any class of stock as provided in Section F.6.b. above or (B) upon a division or combination of shares of Common Stock as provided in Section F.6.a. above, then, in any such event, the Series C Conversion Price shall be reduced, as of the close of business on the date of such issuance or sale, to an amount determined by multiplying the Series C Conversion Price by a fraction (A) the numerator of which shall be (x) the number of shares of Common Stock outstanding at the close of business on the day immediately preceding the date of such issuance or sale, plus (y) the number of shares of Common Stock which the aggregate consideration received (or by the express provisions hereof deemed to have been received) by this Corporation for the total number of Additional Shares of Common Stock so issued or sold would purchase at such Series C Conversion Price and (B) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of such issuance or sale after giving effect to such issuance or sale of Additional Shares of Common Stock. For the purpose of the calculation described in this Section f., the number of shares of Common Stock outstanding shall include, in addition to the number of shares of Common Stock actually outstanding, (A) the number of shares of Common Stock into which the then outstanding shares of Series A Stock, Series B Stock and Series C Stock could be converted if fully converted on the day immediately preceding the issuance or sale or deemed issuance or sale of Additional Shares of Common Stock; and (B) the number of shares of Common Stock which would be obtained through the exercise or conversion of all rights, options and Convertible Securities (as hereinafter defined) outstanding on the day immediately preceding the issuance or sale or deemed issuance or sale of Additional Shares of Common Stock.

                                    (ii)     For the purpose of making any
adjustment required under this Section f., the consideration received by this Corporation for any issuance or sale of securities shall (A) to the extent it consists of property other than cash, be the fair value of that property as reasonably determined in good faith by a disinterested majority of the Board of Directors; and (B) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of this Corporation for a consideration which covers both, be the portion of the consideration so received reasonably determined in good faith by a disinterested majority of the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                                    (iii)    For the purpose of the adjustment
required under this Section f., if this Corporation issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being hereinafter referred to as "Convertible Securities") and if the Effective Price (as defined in Clause (v) below) of such Additional Shares of Common Stock is less than the then current Series C Conversion Price, this Corporation shall be deemed to have issued, at the time of the issuance of such rights, options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration therefor an amount equal to (A) the total amount of the consideration, if any, received by this Corporation for the issuance of such rights or options or Convertible Securities plus (B) in the case of such rights or options, the minimum amount of consideration, if any, payable to this Corporation upon the exercise of such rights or options or, in the case of Convertible Securities, the minimum amount of consideration, if any, payable to this Corporation upon the conversion thereof. Thereafter, no further adjustment of the Series C Conversion Price shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire or otherwise terminate without having been exercised, the Series C Conversion Price shall thereafter be the Series C Conversion
Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and were issued or sold for the consideration actually received by this Corporation upon such exercise plus (A) the consideration, if any, actually received for the granting of all such rights or options, whether or not exercised, (B) the consideration, if any, actually received by issuing or selling the Convertible Securities actually converted and (C) the consideration, if any, actually received on the conversion of such Convertible Securities. However, if any such rights or options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, upon the exercise, conversion or exchange thereof, the Conversion Price for the Series C Stock, and any subsequent adjustments based thereon, shall upon any such increase or decrease becoming effective be recomputed to reflect such increase or decrease insofar as it affects such rights, options or the rights of conversion or exchange under such Convertible Securities.

                                    (iv)     For the purpose of any adjustment
required under this Section F.6.f., if (a) this Corporation issues or sells any rights or options for the purchase of Convertible Securities and (b) if the Effective Price of the Additional Shares of Common Stock underlying such Convertible Securities is less than the Series C Conversion Price, then in each such event this Corporation shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion of the total number of Convertible Securities covered by such rights or options (as set forth in the legal instruments setting forth the terms of such Convertible Securities) and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received for the issuance of such rights or options plus (A) the minimum amount of consideration, if any, payable upon the exercise of such rights or options and (B) the minimum amount of consideration, if any, payable upon the conversion of such Convertible Securities. No further adjustment of the Series C Conversion Price shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion of such Convertible Securities. The provisions of Section F.6.f.(iii) for the adjustment of the Series C Conversion Price upon the expiration of rights or options or the rights of conversion of Convertible Securities shall apply mutatis mutandis upon the expiration of the rights, options and Convertible Securities referred to in this Clause F.6.f(iv).

                                    (v)      "Additional Shares of Common Stock"
shall mean all shares of Common Stock issued or deemed to be issued under this Section D.8 after the Filing Date, other than (A) shares of Common Stock issued upon conversion of the shares of Series A, or Series B or Series C Stock; (B) any shares of Common Stock (or options, warrants or rights therefor) granted or issued at the then fair market value as determined by the Board of Directors hereafter to employees, officers, directors, contractors, consultants or advisers to, the Corporation or any subsidiary pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board of Directors; (C) securities issued by the Corporation in connection with any credit agreements or similar instruments with equipment lessors or commercial lenders; (D) securities issued in connection with or pursuant to the acquisition of all or any portion of another company by the Company whether by merger or any other reorganization or by the purchase of all or any portion of the assets of another company, pursuant to a plan, agreement or other arrangement approved by the Board of Directors; (E) shares of Common Stock or Preferred Stock issued or issuable upon the exercise of any warrants, options or other rights that are outstanding as of the Filing Date
(or issued or issuable after the reissuance of any such expired or terminated options, warrants or rights and net of any such issued shares repurchased by the Corporation); (F) the reissuance or assignment by the Corporation of any shares of Common Stock outstanding as of the Filing Date to a different person from the holder of such shares and (G) shares of Common Stock issued by way of dividend or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (A), (B), (C), (D), (E), (F) and this clause (G). The "Effective
Price" of Additional Shares of Common Stock shall mean the quotient obtained by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, under this Section f. into the aggregate consideration received, or deemed to have been received for such Additional Shares of Common Stock.

                           g.       CERTIFICATE OF ADJUSTMENT. Upon the
occurrence of each adjustment or readjustment of the Series A Conversion Price or Series B Conversion Price or Series C Conversion Price, this Corporation, at its sole expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Stock or Series B Stock or Series C Stock, as applicable, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series A Stock or Series B Stock or Series C Stock furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Stock or Series B Stock or Series C Stock, as the case may be.

                           h.       NOTICES OF RECORD DATE. In the event of (i)
any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of this Corporation, any reclassification or recapitalization of the capital stock of this Corporation, any merger or consolidation of this Corporation with or into any other corporation, or any transfer of all or substantially all of the assets of this Corporation, or any voluntary or involuntary dissolution, liquidation or winding up of this Corporation, this Corporation shall mail to each holder of shares of Series A Stock, Series B Stock and Series C Stock at least twenty (20) days prior to the record date specified therein, a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution; (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and the specific details thereof; and (iii) the date, if any, that is to be fixed as to when the holders of record of shares of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

                           i.       FRACTIONAL SHARES. No fractional shares of
Common Stock shall be issued upon conversion of the shares of Series A Stock or Series B Stock or Series C Stock. In lieu of any fractional share to which the holder of such shares would otherwise be entitled, this Corporation shall pay cash equal to the product of (a) such fraction multiplied by (b) the fair market value of one share of the Common Stock on the date of conversion. The fair market value shall be determined by the average trading price of the Common Stock over the past five (5) trading days, if such a price is available, otherwise it shall be as determined in good faith by the Board of Directors.

                           j.       RESERVATION OF STOCK ISSUABLE UPON
CONVERSION. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Stock, Series B Stock and Series C Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Stock, Series B Stock and Series C Stock; and if at any time the number of authorized, but unissued, shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of the Series A Stock or the Series B Stock or the Series C Stock, in addition to such other remedies as shall be available to the holder of such stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized, but unissued, shares of Common Stock to such number of shares as shall be sufficient for such purposes, without the necessity of any stockholder vote or approval.

                           k.       NOTICES. Any notice required by the
provisions of this Section F to be given to a holder of shares of Series A Stock or Series B Stock or Series C Stock, shall be deemed given upon the earlier of actual receipt or seventy-two (72) hours after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, addressed to the holder at the address of such holder appearing on the books of this Corporation.

         G.       RESTRICTIONS AND LIMITATIONS.

                  1. CORPORATE ACTION. Except as otherwise required by law, so long as at least six hundred eighty thousand (680,000) shares of Series A Stock remain outstanding (adjusted for stock split(s),combination(s), reclassification(s), dividend(s) and the like), this Corporation shall not, without the vote or written consent of the holders of a majority of the shares of Series A Stock, voting as a separate class:

                           a.       Increase the authorized number of shares of
Series A Stock;

                           b.       Increase the authorized number of Preferred
Stock;

                           c.       Create any new class or series of shares
having preference over the Series A Stock;

                           d.       Merge, consolidate, or reorganize, where
such merger, consolidation, or reorganization would result, directly or indirectly, in the change of a majority of the members of the Board of Directors; or,

                           e.       Sell all, or substantially all, of its
assets or issue more than fifty percent (50%) of this Corporation's Common Stock in one transaction or series of related transactions.

                  2. CORPORATE ACTION. Except as otherwise required by law, so long as at least three hundred fourteen thousand seven hundred twenty four (314,724)shares of Series B Stock remain outstanding (adjusted for stock split(s), combination(s), reclassification(s), dividend(s) and the like), this Corporation shall not, without the vote or written consent of the holders of a majority of the shares of Series B Stock, voting as a separate class:

                           a.       Increase the authorized number of shares of
Series B Stock;

                           b.       Increase the authorized number of Preferred
Stock;

                           c.       Create any new class or series of shares
having preference over the Series B Stock;

                           d.       Merge, consolidate, or reorganize, where
such merger, consolidation, or reorganization would result, directly or indirectly, in the change of a majority of the members of the Board of Directors; or,

                           e.       Sell all, or substantially all, of its
assets or issue more than fifty percent (50%) of this Corporation's Common Stock in one transaction or series of related transactions.

                  3. CORPORATE ACTION. Except as otherwise required by law, so long as at least seventy five percent (75%) of any Series C Stock purchased by ADC TELECOMMUNICATIONS, INC. remains outstanding (adjusted for stock split(s),combination(s), reclassification(s), dividend(s) and the like), this Corporation shall not, without the vote or written consent of the holders of a majority of the shares of Series C Stock, voting as a separate class:

                           a.       Increase or decrease the authorized number
of shares of Series C Stock or effect a stock split or reverse stock split of the Series C Stock;

                           b.       Increase the authorized number of Preferred
Stock;

                           c.       Create any new class or series of shares
having preference over the Series C Stock or otherwise amend the Certificate of Incorporation so as to materially and adversely affect the Series C Stock;

                           d.       Merge, consolidate, reorganize, or sell all,
or substantially all, of its assets unless in any such reorganization the price per share value is equal to or in excess of the Series C Liquidation Price;

                           e.       Purchase, redeem or otherwise acquire any
Common Stock shares except in connection with contractual repurchases from employees and consultants; or,

                           f.       Voluntarily elect to wind up and dissolve
the Corporation.

                  4. DIVIDENDS. This Corporation shall not, without the vote or written consent of the holders of a majority of the shares of Series A Stock, Series B Stock or Series C Stock, take any action that would constitute the declaring of a dividend for holders of Series A Stock, Series B Stock or Series C Stock or Common Stock.

         H. REPLACEMENT OF CERTIFICATES. Upon receipt of evidence reasonably satisfactory to this Corporation of the loss, theft, destruction, or mutilation of a certificate representing any of the outstanding shares of Preferred Stock or Common Stock, and, in the case of loss, theft, or destruction, the execution of an agreement satisfactory to this Corporation to indemnify this Corporation from any loss incurred by it in connection therewith, this Corporation will issue a new certificate representing such shares of Preferred Stock or Common Stock in lieu of such lost, stolen, destroyed or mutilated certificate.

         I. ARRANGEMENT WITH CREDITORS. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         J. FIDUCIARY DUTY. A director of this Corporation shall not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the filing of the Certificate of Incorporation of which this Article V is a part to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of this Corporation shall not adversely affect any right or protection of a director of this Corporation existing at the time of such repeal or modification.

                                        V

         A.       INDEMNIFICATION.

                  1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party, or is threatened to be made a party to, or is involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), including, without limitation, Proceedings by or in the right of this Corporation to procure a judgment in its favor, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by this Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits this Corporation to provide broader indemnification rights than said law permitted this Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amount paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by this Corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; PROVIDED, HOWEVER, that the payment of such expenses incurred by a director or officer of this Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to this Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this section, or otherwise.

                  2.       RIGHT OF CLAIMANT TO BRING SUIT. If a claim under
Section 1 (above) is not paid in full by this Corporation within ninety (90) days after a written claim has been received by this Corporation, the claimant may at any time thereafter bring suit against this Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking has been tendered to this Corporation), that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for this Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on this Corporation. Neither the failure of this Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by this Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct.

         B. NON-EXCLUSIVITY OF RIGHTS. The rights conferred by Section A.1 and A.2 (above) shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

         C.       AMENDMENT OR REPEAL. Neither any amendment nor repeal of this
Article V, nor the adoption of any provision of this Corporation's Certificate of Incorporation inconsistent with this Article V, shall eliminate or reduce the effect of this Article V, in respect of any matter occurring, or any action or Proceeding accruing or arising, or that, but for this Article V would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                       VI

         A. DIRECTORS' POWERS. The Directors of this Corporation shall have the power to adopt, amend or repeal the Bylaws of this Corporation. The management of the business and the conduct of the affairs of this Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by, or in the manner provided in, the Bylaws of this Corporation or this Certificate of Incorporation.

         B. CORPORATION EXISTENCE. This Corporation is to have perpetual existence.

         C. ELECTION OF DIRECTORS. The election of the Directors of this Corporation need not be by written ballot, unless the Bylaws of this Corporation so shall provide.

                                       VII

         A. QUALIFIED PUBLIC OFFERING. For the management of the business, and for the conduct of the affairs of this Corporation, and in further definition, limitation and regulation of the powers of this Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that, effective upon the closing of a registered public offering of this Corporation's Common Stock causing an automatic conversion of this Corporation's Series A Stock, Series B Stock and Series C Stock, whereby this Corporation is no longer subject to Section 2115 of the California Corporation's Code (a "Qualified Public Offering"):

                  1. BOARD CLASSES AND TERMS. The Board of Directors shall be divided into three (3) classes, designated at Class I, Class II, and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the date of the Qualified Public Offering, the term of office of the Class I directors shall expire, and Class I directors shall be elected for a full term of three (3) years. At the second annual meeting of stockholders following the date of the Qualified Public Offering, the term of office of the Class II directors shall expire, and Class II directors shall be elected for a full term of three (3) years. At the third annual meeting of stockholders following the date of the Qualified Public Offering, the term of office of the Class III directors shall expire, and Class III directors shall be elected for a full term of three (3) years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three (3) years to succeed the directors of the class whose terms expire at such annual meeting.

         Notwithstanding the foregoing provisions of this Article, each director shall serve until his or her successor is duly elected and qualified, or under his or her death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                  2. BOARD VACANCIES. Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other causes shall be filled by either (i) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of this Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class; or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly-created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

         B. BYLAWS. In furtherance, and not in limitation, of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend, or repeal the Bylaws of this Corporation.

         C.       VOTE.

                  1. The affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the voting power of the then-outstanding shares of Voting Stock, voting together as a single class, shall be required for the adoption, amendment or repeal of Sections 2.2 (Annual Meeting) and 2.3 (Special Meeting) of this Corporation's Bylaws.

                  2. Effective upon the closing of a Qualified Public Offering, any director, or the entire Board of Directors, may be removed from office at any time (i) with cause by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class; or (ii) without cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock.

         D. NO ACTION. Effective upon the closing of a Qualified Public Offering, no action shall be taken by the stockholders of this Corporation, except at an annual or special meeting of the stockholders called in accordance with the Bylaws. Effective upon the closing of a Qualified Public Offering, the Stockholders shall not take any action by written consent. Until the closing of a Qualified Public Offering, shareholder actions shall be governed by this Certificate of Incorporation and this Corporation's Bylaws.

         E. STOCKHOLDER NOMINATION. Advance notice of stockholder nomination for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of this Corporation shall be given in the manner provided in the Bylaws of this Corporation.

         F. AMENDMENT. Notwithstanding any other provisions of this Certificate of Incorporation, or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, upon the closing of a Qualified Public Offering, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article VII.

                                      VIII

         This Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in this Certificate, and all rights conferred upon the stockholders herein are granted subject to this right."

         IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed and attested by DAVIDI GILO, its Chief Executive Officer, and STEPHEN P. PEZZOLA, its Secretary, as of August 24, 1999.

                                              PHASECOM, INC.


                                              BY:_____________________________,

                                                       DAVIDI GILO,
                                                       Chief Executive Officer
                                              ATTEST:_________________________,

                                                       STEPHEN P. PEZZOLA,
                                                       Secretary

                                    EXHIBIT B
                                       TO
                               PURCHASE AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT

         The form of the Registration Rights Agreement is set forth on the following pages.

                                 PHASECOM, INC.
                        AMENDMENT TO REGISTRATION RIGHTS
                              AND LOCK-UP AGREEMENT

         THIS AMENDMENT TO REGISTRATION RIGHTS AND LOCK-UP AGREEMENT made as of this ______ day of August, 1999 by and among PHASECOM INVESTOR GROUP LIMITED PARTNERSHIP, a Delaware limited partnership ("PhaseCom LP"), PHASECOM, INC., a Delaware Corporation ("PhaseCom Del."), GALRAN PROPERTIES (1993) LTD. ("Galran"), EICHOT CAPITAL MARKETS AND INVESTMENTS (1993) LTD. ("Eichot"), TOM HOLDINGS AND PROPERTIES (1993) LTD. ("Tom"), Y. ATAI INVESTMENTS LTD. ("Atai"), ADC TELECOMMUNICATIONS, INC., a Minnesota Corporation ("ADC") and the additional holders of PhaseCom Del's Series A Convertible Preferred Stock identified on the signature page to this Agreement (collectively, the "Additional Series A Stockholders").

                              W I T N E S S E T H :

         WHEREAS, PhaseCom LP, PhaseCom Del., Galran, Eichot, Tom and Atai are parties to that Registration Rights and Lock-Up Agreement dated as of April 21, 1996 (the "Registration Rights Agreement"); and

         WHEREAS, in connection with the acquisition of shares in PhaseCom Del by ADC, the parties hereto desire to amend the Registration Rights Agreement as set forth herein and to add ADC and the Additional Series A Stockholders as a party thereto.

         NOW, THEREFORE, for and in consideration of the mutual agreements, covenants, representations and warranties contained in this Agreement, the parties hereto agree as follows:

         1. DEFINITIONS. Except as otherwise expressly provided herein, the definitions set forth in Article 1 of the Registration Rights Agreement shall have the same meaning in this Agreement as if fully set forth herein.

         2. ADDITIONAL PARTIES TO AGREEMENT. Effective upon the Closing (as defined in the Series C Preferred Stock Purchase Agreement, dated as of even date herewith, by and between PhaseCom Del and ADC), ADC and each Additional Series A Stockholder shall be deemed a "Holder" and an "Initial Holder" for all purposes under the Registration Rights Agreement, as amended by this Amendment and shall, for all purposes under said Registration Rights Agreement be deemed a party thereto.

         3.       AMENDMENT TO ARTICLE 2, m.Sections 2 m (i), 2 m (ii) and 2 m
(iii) of the Registration Rights Agreement, entitled "Standoff Agreement," shall be deleted and in their place, the following new Articles 2 m (i) and 2 m (ii), shall be inserted:

                  m. (i) In connection with the Offering, each of the Holders agrees to have placed on his, her or its certificate(s) representing his, her or its PhaseCom Del share interests, in addition to any other applicable securities legends, a legend stating that the shares represented by that certificate may not be transferred by any means whatsoever, without the agreement of PhaseCom Del for a period commencing as of the commencement of the Offering and ending on the one hundred eightieth (180th) day following the commencement of the Offering. Each Holder agrees to be bound by the legend restrictions set forth above.

                           (ii)     Until the lock-up period expires, the
standoff holder agrees unless released in writing by PhaseCom Del and the underwriters managing the Offering, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the Offering). PhaseCom Del, as applicable, may impose stop transfer instructions with respect to the shares subject to the foregoing restrictions, until the end of the lock-up period.

         4. FULL FORCE AND EFFECT. The parties hereto hereby modify and amend the Registration Rights Agreement in accordance with the provisions of this Amendment and except as hereby and herein modified and amended, the Registration Rights Agreement shall remain in full force and effect and binding upon the parties.

         IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first above written.

PHASECOM INVESTOR GROUP
LIMITED PARTNERSHIP

By:
         --------------------------------------
         Davidi Gilo, President
         Harmony Management, Inc., General Partner

PHASECOM, INC.
a Delaware Corporation
20400 Stevens Creek Blvd.
8th Floor
Cupertino, CA 95014

By:
   --------------------------------------
         Davidi Gilo, Chief Executive Officer

GALRAN PROPERTIES (1993) LTD.

--------------------------------------
         (signature)

--------------------------------------

         (print name)

EICHOT CAPITAL MARKETS AND
INVESTMENTS (1993) LTD.

--------------------------------------
(signature)

--------------------------------------
(print name)

TOM HOLDINGS AND PROPERTIES (1993) LTD.

--------------------------------------
(signature)

--------------------------------------
(print name)

Y. ATAI INVESTMENTS (1993) LTD.

--------------------------------------
(signature)

--------------------------------------
(print name)

ADC TELECOMMUNICATIONS, INC.
a Minnesota Corporation
P.O. Box 1101
Minneapolis, MINN 55440

By:
   --------------------------------------
         (signature)

-----------------------------------------
         (print name & title)

PHASECOM INVESTOR GROUP
LIMITED PARTNERSHIP NO. 2

By:
   --------------------------------------
         Davidi Gilo, President
         Harmony Management, Inc., General Partner

DAVIDI and SHAMAYA GILO TRUST U/T/D
1/18/91

By:
   --------------------------------------
         Davidi Gilo, Trustee

PEZZOLA-FOSTER TRUST U/T/D
4/3/87

By:
   --------------------------------------
         Stephen P. Pezzola, Trustee

JOSEPH GORODNICK

--------------------------------------
         (signature)

ITHZAK and ESTHER HOFFI

--------------------------------------
         (signature)

--------------------------------------
         (signature)

CHIM-NIR LTD

By:
   --------------------------------------
         (signature)

-----------------------------------------
         (print name & title)

HAREL-HAMISHMAR INVESTMENTS LTD.

By:
   --------------------------------------
         (signature)

-----------------------------------------
         (print name & title)

AL-BEN LTD.

By:
   --------------------------------------
                  (signature)

-----------------------------------------
         (print name & title)

ILAN SELAH

-----------------------------------------
         (signature)

ARYEH and YUVAL EZYONI

-----------------------------------------
         (signature)

-----------------------------------------
         (signature)

MORDECHAI GAZIT

-----------------------------------------
         (signature)

SHAUL BERGER

-----------------------------------------
         (signature)

REUVEN and NAOMI ASHKENAZY

-----------------------------------------
         (signature)

-----------------------------------------
         (signature)

AVRAHAM FISCHER

-----------------------------------------
         (signature)

MIRI LENT

-----------------------------------------
         (signature)

Fischer, Behar & CO. (successor in interest to
I. FISCHER & CO) as Trustee U/A dtd 11/10/97
FBO: The parties identified on Schedule A hereto

By:
   --------------------------------------
                  (signature)

-----------------------------------------
         (print name & title)

VICTOR HALPERT

-----------------------------------------
         (signature)

YOTAM FINANCING TECHNOLOGICAL
VENTURES LTD.

By:
   --------------------------------------
         (signature)

-----------------------------------------
         (print name & title)

SCHLOMO RACHIV

-----------------------------------------
         (signature)

                                   SCHEDULE A

I. Fischer & Co. as Trsutee U/A dtd 11/10/97

FBO: Y. Atai Investments Ltd.
FBO: Galran Properties (1993) Ltd.
FBO: Tom Holdings and Properties (1993) Ltd.
FBO: Eichut Capital Markets and Investments (1993) Ltd.
FBO: Arie Zimmerman
FBO: Itzhak and Esther Hoffi
FBO: Chim-Nir Ltd.
FBO: MMD Technology Israel Ltd.
FBO: Reger Investment Company Ltd.
FBO: Cham Foods (Israel) Ltd.
FBO: Harel Hamishmar Investments Ltd.
FBO: Reuven and Naomi Ashkenazy
FBO: Al-Ben Ltd.
FBO: Miri Lent
FBO: Ilan Selan
FBO: Yotam Financing and Technology Ventures Ltd.
FBO: Hananyah and Tamar Amishav
FBO: Phelix Lachman
FBO: Mordechai Gazit
FBO: Michael Barzily, or Successor, as Trustee on behalf of Meir Leiberman
FBO: Michael Barzily, or Successor, as Trustee on behalf of Dudi Gidron
FBO: Michael Barzily, or Successor, as Trustee on behalf of Menashe Shachar

                                    EXHIBIT C

                                       TO

                            STOCK PURCHASE AGREEMENT

                        DEFINITION OF ACCREDITED INVESTOR

         ACCREDITED INVESTOR. "Accredited investor" shall mean any person who comes within any of the following categories as at the Closing Date:

         (1) Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); any insurance company as defined in section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in
Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decision made solely by persons that are accredited investors;

         (2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

         (3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

         (4)      Any director or executive officer of the Corporation;

         (5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

         (6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

         (7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; and

         (8) Any entity in which all of the equity owners are accredited investors.

                                    EXHIBIT D
                                       TO
                               PURCHASE AGREEMENT

                              FINANCIAL STATEMENTS

         The Financial Statements of the Corporation are set forth on the following pages.

                 [Exhibit D is not attached to this Agreement.]

                                    EXHIBIT E
                                       TO
                               PURCHASE AGREEMENT

                                VOTING AGREEMENT

         The Voting Agreement is set forth on the following pages.

                                VOTING AGREEMENT

         This Voting Agreement (the "Agreement") is made as of the _____ day of August, 1999 by and among Phasecom, Inc., a Delaware corporation (the "COMPANY"), ADC Telecommunications, Inc. ("ADC"), Gilo Family Partnership, a California limited partnership and Davidi Gilo (the Gilo Family Partnership and Davidi Gilo are referred to as the "MAJORITY HOLDERS").

                                    RECITALS:

         WHEREAS, the Company has agreed to sell, and ADC has agreed to purchase, certain shares of the Company's Series C Convertible Preferred Stock (the "Series C Preferred"); and

         WHEREAS, the Majority Holders currently own of record a majority of the voting power of the Company's issued and outstanding shares of capital stock; and

         WHEREAS, the closing of such sale and purchase of the Series C Preferred shares is conditioned upon, among other things, the parties hereto executing this Voting Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

         1. DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

                  "BOARD" shall mean the Company's Board of Directors.

                  "ADC DIRECTOR" shall mean the individual appointed by ADC to serve on the Board and who is elected by a majority of the issued and outstanding shares of capital stock of the Company.

                  "RESTRICTED SECURITIES" shall mean all shares of capital stock of the Company, regardless of class or series, now or hereafter held by the Majority Holders.

                  "DISCRETIONARY SHARES" shall mean any shares of capital stock of the Company, regardless of class or series, with respect to which the Majority Holders or any entity controlled by Davidi Gilo has the power to vote, whether through direct or indirect ownership, the appointment of a proxy, a voting agreement, a voting trust or otherwise.

         2.       VOTING FOR THE ADC DIRECTOR.

                  2.1 FRAMEWORK OF THIS VOTING AGREEMENT. The Company's Second Amended and Restated Certificate of Incorporation, together with the Bylaws of the Company, currently provides that the Company's Directors are elected by the holders of a majority of the voting power of the Company's capital stock without regard to class or series.

                  2.2 SHARES SUBJECT TO AGREEMENT. The Majority Holders agree to hold their Restricted Securities subject to, and to vote such shares in accordance with, the provisions of this Agreement.

                  2.3 ELECTION OF ONE ADC DIRECTOR. Each time there is a meeting, or act by written consent in lieu of a meeting, for the purpose of electing Directors, the Majority Holders agree to nominate a candidate for Director specified by ADC, and the Majority Holders agree to vote so many of their shares of Restricted Securities and Discretionary Shares as may be necessary to elect the Director nominee that is specified by ADC. Notwithstanding the foregoing, the Majority Holders shall not be required to act in the foregoing manner unless ADC owns less than fifty percent (50%) of the issued and outstanding Series C Preferred.

                  2.4 FILLING VACANCIES. In the event of a vacancy on the Board resulting from the removal, resignation or death of the ADC Director whose nomination was specified by ADC pursuant to Section 2.3, the Majority Holders agree to vote so many of their shares of Restricted Securities and Discretionary Shares as may be necessary to fill the vacancy pursuant to the terms of Section
2.3 hereof.

                  2.5 LEGENDS. Each certificate representing any of the Restricted Securities shall be marked by the Company with a legend reading as follows:

                  "THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER), AND MAY NOT BE TRANSFERRED BY THE HOLDER HEREOF UNLESS THE TRANSFEREE AGREES TO BE BOUND BY ALL OF THE TERMS THEREOF."

                  2.6 FUTURE SHARE ISSUANCES. The Company covenants and agrees that commencing on the date immediately prior to any issuance of capital stock, warrant or convertible security, or the grant of any option to acquire any capital stock or convertible security, which would result in the Majority Holders owing less than fifty percent (50%) of the Company's issued and outstanding voting stock immediately after giving effect to such issuance, exercise or conversion, the Company will require, as a condition to any future stock issuance, the grant or issuance of any option or warrant to acquire capital stock of the

Company or any security convertible into capital stock of the Company, or the issuance of any security convertible into capital stock of the Company, which would result upon the issuance, exercise or conversion thereof in any holder either singly or together with any affiliates of such holder in owning more that 1% of the issued and outstanding capital stock of the Company, to execute a counterpart to this Agreement and acknowledge that such holder is bound by all the terms hereof to the same extent as the Majority Holders.

         3. SUCCESSORS IN INTEREST. The provisions of this Agreement shall be binding upon the successors in interest of the Majority Holders to any of the Restricted Securities. The Majority Holders agree not to transfer any of the Restricted Securities, and the Company shall not permit the transfer of any Restricted Securities on its books or issue a new certificate representing any Restricted Securities, unless and until the person to whom such security is to be transferred shall have executed a written agreement pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was a party hereunder.

         4. ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties regarding the subject matter hereof. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

         5. NOTICES, ETC. All notices, requests, demands and other communications under this Agreement or in connection herewith shall be given to or made upon the Majority Holders at c/o Robert Graifman, 100 Why Worry Lane, Woodside, California 94062 and ADC at 12501 Whitewater Drive, Minnetonka, Minnesota 55343 Attention: General Counsel, and, if to the Company, at:
Phasecom, Inc., 20400 Stevens Creek Blvd., 8th Fl., Cupertino, CA 95014.

         6. SEVERABILITY. In case any provision or portion of any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions or portion of such provision shall not in any way be affected or impaired.

         7. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to principles of conflict of law).

         8. TERMINATION. All parties' rights under this Agreement will terminate upon the earliest to occur of:

                  (i) the closing of the Company's initial public offering pursuant to a registration statement filed under the Securities Act of 1933, as amended which results in the automatic conversion of the Series C Convertible Preferred Stock into common stock as provided by Section F of Article IV of the Company's Second Amended and Restated Certificate of Incorporation;

                  (ii) At such time as ADC does owns less that 7.5% of the issued and outstanding capital stock of the Company; or

                  (iii) upon mutual agreement of the Majority Holders and ADC (and any successors in interest thereto).

         9. MODIFICATION, WAIVER AND AMENDMENT. This Agreement, in whole or in part, may be modified, waived or amended only upon the written consent of each party hereto.

         10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

                      [This space left intentionally blank]

         The foregoing Agreement is hereby executed as of the date first above written.

                                     COMPANY:

                                     PHASECOM, INC.

                                     By:
                                        ------------------------------

                                     Name:
                                          ----------------------------

                                     Title:
                                           ---------------------------

                                     GILO FAMILY PARTNERSHIP

                                     By:
                                        ------------------------------

                                     Name:
                                          ----------------------------

                                     Title:
                                           ---------------------------


                                     ---------------------------------
                                     Davidi Gilo

                                     ADC TELECOMMUNICATIONS, INC.

                                     By:
                                        ------------------------------

                                     Name:
                                          ----------------------------

                                     Title:
                                           ---------------------------